UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 16, 2010
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
As previously disclosed, litigation was filed by homeowners in West Virginia against M.D.C. Holdings, Inc. (the “Company”), its subsidiary Richmond American Homes of West Virginia, Inc. (“RAH West Virginia”) and various subcontractors alleging a failure to install functional passive radon mitigation systems in their homes. The plaintiffs seek compensatory and punitive damages and medical monitoring costs for alleged negligent construction, failure to warn, breach of warranty or contract, breach of implied warranty of habitability, fraud, and intentional and negligent infliction of emotional distress based upon alleged exposure to radon gas. The litigation consists of the following actions:
Joy, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 08-C-204, Circuit Court of Jefferson County, West Virginia (“Joy”). This action was filed on May 16, 2008, by sixty-six plaintiffs from sixteen households. The Company and RAH West Virginia have answered and asserted claims against the subcontractors for contractual and implied indemnity and contribution.
Bauer, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 08-C-431, Circuit Court of Jefferson County, West Virginia (“Bauer”). This action was filed on October 24, 2008, by eighty-six plaintiffs from twenty-one households. This action has been consolidated for discovery and pre-trial proceedings with the Joy action.
Saliba, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 08-C-447, Circuit Court, Jefferson County, West Virginia (“Saliba”). This action was filed on November 7, 2008, by thirty-five plaintiffs from nine households. This action has been consolidated for discovery and pre-trial proceedings with the Joy action.
By orders dated November 4 and 18, 2009, the trial court struck the answers filed by the Company and RAH West Virginia and entered judgment by default in favor of the plaintiffs on liability, with damages to be determined in a subsequent jury trial. On December 7, 2009, the Company and RAH West Virginia filed with the West Virginia Supreme Court of Appeals a motion seeking to stay the proceedings and a petition for writ of prohibition to vacate the default judgment. On January 15, 2010, the West Virginia Supreme Court of Appeals entered an order agreeing to consider the request to vacate the default judgment. The hearing to consider this request occurred on March 31, 2010.
On June 16, 2010, the West Virginia Supreme Court of Appeals rendered its opinion holding that imposition of a default judgment sanction will be upheld if a trial court’s findings adequately demonstrate and establish willfulness, bad faith or fault. The Supreme Court of Appeals found that the sanctions orders lacked the required specificity. The Supreme Court of Appeals noted that the trial court is authorized to impose sanctions if the action taken is based on specific factual findings of serious misconduct in light of the standards set forth in the opinion. The Supreme Court of Appeals granted the Company and RAH West Virginia a writ of prohibition and vacated the trial court’s sanctions orders.
Pursuant to the rules of the Supreme Court, the underlying proceedings in the Circuit Court had been stayed pending the Supreme Court’s decision. The stay is scheduled to expire following 30 days after the Supreme Court’s opinion.
Also, a new lawsuit has been filed by homeowners in West Virginia against the Company, RAH West Virginia and individual superintendants who had worked for RAH West Virginia. The new litigation consists of the following:
Thorin, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 10-C-154, Circuit Court of Jefferson County, West Virginia (“Thorin”). This action was filed on May 12, 2010, by forty plaintiffs from eleven households in Jefferson and Berkeley Counties. To date, this action has not been consolidated for any purposes with the prior three actions.
The claims asserted and the relief sought in the Thorin case are substantially similar to the Joy, Bauer and Saliba cases.
The Company and RAH West Virginia believe that they have meritorious defenses to each of the lawsuits, which they intend to defend vigorously.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: June 18, 2010	By:	/s/ Michael Touff
		Name:	Michael Touff
		Title:	Senior Vice President and General Counsel

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